UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PowerShares India Exchange-Traded Fund Trust

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	(See Below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

301 West Roosevelt Road, Wheaton, Illinois	60187
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:

Shares of beneficial interest, par value $0.01 per share	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-147611; 811-22147.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.01 par value, of each of the PowerShares India Portfolio, a series of the PowerShares India Exchange-Traded Fund Trust (the “Trust”), to be registered hereunder is set forth in Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-147611; 811-22147) filed on February 22, 2008, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

The Trust’s investment portfolio to which this filing relates and its I.R.S. Employer Identification Number is as follows:

PowerShares India Portfolio	33-1193010

Item 2.    Exhibits

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-147611; 811-22147), as filed with the Securities and Exchange Commission on February 22, 2008.

2. The Trust’s By-Laws is included as Exhibit (b) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-147611; 811-22147), as filed with the Securities and Exchange Commission on February 22, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

POWERSHARES INDIA EXCHANGE-TRADED FUND TRUST

Date: February 22, 2008	By:	/s/ H. Bruce Bond
H. Bruce Bond
Chief Executive Officer